      As Filed With the Securities and Exchange Commission on June 30, 2003

                                               Registration No. 333-
                                                                     -----------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               EVANS BANCORP, INC.
                               -------------------
               (Exact name of issuer as specified in its charter)

                     New York                         16-1332767
     --------------------------------    -----------------------------------
     (State or other jurisdiction        (I.R.S. Employer Identification No.)
     of incorporation or organization)

                 14-16 North Main Street, Angola, New York 14006
                 -----------------------------------------------
          (Address of principal executive offices including zip code)

                Evans Bancorp, Inc. Employee Stock Purchase Plan
                ------------------------------------------------
                            (Full title of the plan)

                             James Tilley, President
                               Evans Bancorp, Inc.
                             14-16 North Main Street
                             Angola, New York 14006
                             ----------------------
                     (Name and address of agent for service)

                                 (716) 549-1000
                    ----------------------------------------
          (Telephone number, including area code, of agent for service)


                                    Copy to:

                             Jeffrey A. Human, Esq.
                    Gross, Shuman, Brizdle & Gilfillan, P.C.
                           465 Main Street, Suite 600
                             Buffalo, New York 14203

                                          CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------


Title of Each                 Amount to Be              Proposed                 Proposed                Amount of
Class of                     Registered (1)              Maximum                  Maximum               Registration
Securities to Be                                     Offering Price              Aggregate                  Fee
Registered                                            per Share (2)         Offering Price (2)
---------------------------------------------------------------------------------------------------------------------

Common Stock,
$.50 par value                   100,000                 $21.44                $2,144,000                $173.45

(1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the Plan and also an indeterminate amount of additional shares of the Company's Common Stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the outstanding shares of the Company's Common Stock.

(2) Pursuant to Rule 457(h)(1) promulgated under the Securities Act of 1933, the maximum offering price, per share and in the aggregate, and the registration fee, were calculated based on the last sale price per share of the Company's Common Stock as reported on the Nasdaq National Market on June 24, 2003.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

         The documents containing information specified in the instruction to
Part I of Form S-8 will be sent or given to employees participating in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933 (the "Securities Act"). Those documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference as of their respective dates:

         (1) The Company's Annual Report on Form 10-K for the year ended December 31, 2002.

         (2) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, referred to as the "Exchange Act", since the end of the fiscal year covered by the Company's Annual Report.

         (3) The description of the Common Stock of the Company in the Registration Statement on Form 10 filed pursuant to the Exchange Act and all amendments and reports for the purpose of updating such description.

         (4) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post- effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents.

Item 4.  Description of Securities.
         -------------------------

           Not Required.


Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

           Not Required.


Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         The Company's By-Laws provide for indemnification of directors and officers. The provision provides that any person shall be indemnified and reimbursed by the Company against all judgments, fines and settlement amounts and expenses incurred in connection with the defense of any action or proceeding, or threatened action, whether criminal or civil by reason of the fact he, his testator or intestate is or was a director or officer of the corporation. The directors and officers of the Company are also covered by an insurance policy of the Company indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


Item 7.  Exemption from Registration Claimed.
         -----------------------------------

           Not Applicable.

Item 8.  Exhibits.
         --------

         The Exhibit Index immediately preceding the Exhibits is incorporated herein by reference.

Item 9.  Undertakings.
         ------------

           (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that Paragraphs (a)(1)(i) and (a) (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


           (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(b) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


           (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Angola, State of New York on the 30th day of June, 2003.

                                        EVANS BANCORP, INC.


                                        By: /s/James Tilley
                                            ---------------------------------
                                              James Tilley, President and
                                              Chief Executive Officer

           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                               Title                                   Date
---------                               -----                                   ----

/s/ James Tilley                        President, Chief Executive              June 30, 2003
--------------------------              Officer and Director
James Tilley

/s/ Mark DeBacker                       Treasurer, (Principal                   June 30, 2003
--------------------------              Financial and Accounting
Mark DeBacker                           Officer)

/s/ Robert W. Allen
--------------------------
Robert W. Allen                         Director                                June 30, 2003

/s/ William F. Barrett
--------------------------
William F. Barrett                      Director                                June 30, 2003

/s/ Phillip Brothman
--------------------------
Phillip Brothman                        Director                                June 30, 2003

/s/ Laverne G. Hall
--------------------------
Laverne G. Hall                         Director                                June 30, 2003

/s/ Robert G. Miller, Jr.
--------------------------
Robert G. Miller, Jr.                   Director                                June 30, 2003

/s/ John R. O'Brien
--------------------------
John R. O'Brien                         Director                                June 30, 2003


/s/ David M. Taylor
--------------------------
David M. Taylor                         Director                                June 30, 2003

/s/ Nancy W. Ware
--------------------------
Nancy W. Ware                           Director                                June 30, 2003

/s/ Thomas H. Waring, Jr.
--------------------------
Thomas H. Waring, Jr.                   Director                                June 30, 2003

                                  EXHIBIT INDEX

Exhibit         Description                                                                 Sequentially
-------         -----------                                                                 ------------
Number                                                                                      Numbered Page
------                                                                                      -------------
4.1             Certificate of Incorporation (1)

4.2             Certificate of Amendment to Certificate of Incorporation (2)

4.3             By-Laws (1)

4.4             Amended Section 204 of By-Laws (3)

4.5             Amended Section 203 of By-Laws (4)

4.6             Specimen common stock certificate (2)

4.7             Evans Bancorp, Inc. Employee Stock Purchase Plan                                 10

5.1             Opinion of Gross, Shuman, Brizdle & Gilfillan, P.C. on the
                legality of the shares being registered                                          21

23.1            Independent Auditors' Consent                                                    23

23.2            Consent of Gross, Shuman, Brizdle & Gilfillan, P.C.
                (included in the Opinion filed as Exhibit 5.1 to this Registration Statement)


Footnotes
---------


(1)        Filed as Exhibits to the Company's Registration Statement on Form S-4 (Registration
           No. 33-253231) and incorporated herein by reference.

(2)        Filed as an Exhibit to the Company's Form 10-Q for the quarter ended March 31, 1997
           (File No. 0-18539) and incorporated herein by reference.

(3)        Filed as an Exhibit to the Company's Form 10-Q for the quarter ended June 10, 1996
           (File No. 0-18539) and incorporated herein by reference.

(4)        Filed as an Exhibit to the Company's Form 10-K for the year ended December 31, 1997
           (File No. 0-18539) and incorporated herein by reference.